UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On June 30, 2010, Hecla Mining Company (the “Company”) announced the calculation of the ratio at which it would issue shares of its common stock, par value $0.25 per share, for a previously announced payment of the regular quarterly dividend on its outstanding 6.5% Mandatory Convertible Preferred Stock in the amount of $1.6250 per share.  The total amount of such stock dividend is approximately $3.27 million in Hecla common stock (or approximately 604,555 shares, with cash for fractional shares).  The stock dividend payment date is July 1, 2010.  A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated into this Item 3.02 by reference.

The issuance of shares to its existing holders of the 6.5% Mandatory Convertible Preferred Stock is exempt from registration as it involves no sale for value in which any investment decision is made and/or no public offering pursuant to Section 4(2) of the Securities Act of 1933.

Item 8.01  Other Events

As described above in Item 3.02, Hecla announced the calculation of the ratio at which it would issue shares of its common stock for a previously announced payment the regular quarterly dividend on its outstanding 6.5% Mandatory Convertible Preferred Stock.  A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Hecla Mining Company News Release dated June 30, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hecla Mining Company

Dated: June 30, 2010	By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel

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